PAGE <1>


                                EXHIBIT 10C

                                                           [CONFORMED COPY]






                               $100,000,000

                                  3-YEAR
                             CREDIT AGREEMENT


                                dated as of


                              August 11, 1995



                                   among


                  Policy Management Systems Corporation,


                       The Guarantors Party Hereto,


                          The Banks Listed Herein


                                    and


                Morgan Guaranty Trust Company of New York,
                                 as Agent



                       J.P. Morgan Securities Inc.,

                                as Arranger


PAGE <2>

                             TABLE OF CONTENTS


                                                                       Page

                                 ARTICLE 1

                                DEFINITIONS

     1.1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.2.  Accounting Terms and Determinations . . . . . . . . . . . . . 14

                                 ARTICLE 2

                                THE CREDITS

     2.1.  Commitments to Lend . . . . . . . . . . . . . . . . . . . . . 15
     2.2.  Method of Borrowing . . . . . . . . . . . . . . . . . . . . . 15
     2.3.  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     2.4.  Maturity of Loans . . . . . . . . . . . . . . . . . . . . . . 17
     2.5.  Interest Rates. . . . . . . . . . . . . . . . . . . . . . . . 17
     2.6.  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     2.7.  Optional Termination or Reduction of
          Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . 21
     2.8.  Mandatory Termination of Commitments. . . . . . . . . . . . . 21
     2.9.  Optional Prepayments. . . . . . . . . . . . . . . . . . . . . 21
     2.10. General Provisions as to Payments . . . . . . . . . . . . . . 21
     2.11. Funding Losses. . . . . . . . . . . . . . . . . . . . . . . . 22
     2.12. Computation of Interest and Fees. . . . . . . . . . . . . . . 23
     2.13. Regulation D Compensation . . . . . . . . . . . . . . . . . . 23

                                 ARTICLE 3

                                CONDITIONS

     3.1.  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     3.2.  Borrowings. . . . . . . . . . . . . . . . . . . . . . . . . . 24

                                 ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES

     4.1.  Corporate Existence and Power . . . . . . . . . . . . . . . . 25
     4.2.  Corporate and Governmental Authorization; No
          Contravention. . . . . . . . . . . . . . . . . . . . . . . . . 25
     4.3.  Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . 25
     4.4.  Financial Information . . . . . . . . . . . . . . . . . . . . 26
     4.5.  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . 26
     4.6.  Compliance with ERISA . . . . . . . . . . . . . . . . . . . . 27
     4.7.  Environmental Matters . . . . . . . . . . . . . . . . . . . . 27
     4.8.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

PAGE <3>

     4.9.  Material Subsidiaries . . . . . . . . . . . . . . . . . . . . 27
     4.10. Regulatory Restrictions on Borrowing. . . . . . . . . . . . . 28
     4.11. Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . 28
     4.12. Representations of Guarantors . . . . . . . . . . . . . . 29

                               ARTICLE 5

                               COVENANTS

     5.1.  Information . . . . . . . . . . . . . . . . . . . . . . . 30
     5.2.  Payment of Obligations. . . . . . . . . . . . . . . . . . 32
     5.3.  Maintenance of Property; Insurance. . . . . . . . . . . . 33
     5.4.  Conduct of Business and Maintenance of
            Existence. . . . . . . . . . . . . . . . . . . . . . . . 33
     5.5.  Compliance with Laws. . . . . . . . . . . . . . . . . . . 34
     5.6.  Inspection of Property, Books and Records . . . . . . . . 34
     5.7.  Mergers and Sales of Assets . . . . . . . . . . . . . . . 34
     5.8.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . 35
     5.9.  Negative Pledge . . . . . . . . . . . . . . . . . . . . . 35
     5.10. Limitation on Debt of Subsidiaries. . . . . . . . . . . . 36
     5.11. Cash Flow Ratio . . . . . . . . . . . . . . . . . . . . . 37
     5.12. Interest Coverage Ratio . . . . . . . . . . . . . . . . . 37
     5.13. Minimum Consolidated Tangible Net Worth . . . . . . . . . 37
     5.14. Restricted Payments . . . . . . . . . . . . . . . . . . . 38
     5.15. Investments . . . . . . . . . . . . . . . . . . . . . . . 38
     5.16. Transactions with Affiliates. . . . . . . . . . . . . . . 38
     5.17. Additional Guarantors . . . . . . . . . . . . . . . . . . 39

                               ARTICLE 6

                               DEFAULTS

     6.1.  Events of Default . . . . . . . . . . . . . . . . . . . . 39
     6.2.  Notice of Default . . . . . . . . . . . . . . . . . . . . 42

                               ARTICLE 7

                               THE AGENT

     7.1.  Appointment and Authorization . . . . . . . . . . . . . . 42
     7.2.  Agent and Affiliates. . . . . . . . . . . . . . . . . . . 42
     7.3.  Action by Agent . . . . . . . . . . . . . . . . . . . . . 43
     7.4.  Consultation with Experts . . . . . . . . . . . . . . . . 43
     7.5.  Liability of Agent. . . . . . . . . . . . . . . . . . . . 43
     7.6.  Indemnification . . . . . . . . . . . . . . . . . . . . . 43
     7.7.  Credit Decision . . . . . . . . . . . . . . . . . . . . . 44
     7.8.  Successor Agent . . . . . . . . . . . . . . . . . . . . . 44
     7.9.  Agent's Fee . . . . . . . . . . . . . . . . . . . . . . . 44

  PAGE <4>

                               ARTICLE 8


                        CHANGE IN CIRCUMSTANCES

     8.1.  Basis for Determining Interest Rate
            Inadequate or Unfair . . . . . . . . . . . . . . . . . . 44
     8.2.  Illegality. . . . . . . . . . . . . . . . . . . . . . . . 45
     8.3.  Increased Cost and Reduced Return . . . . . . . . . . . . 46
     8.4.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     8.5.  Base Rate Loans Substituted for Affected
            Fixed Rate Loans . . . . . . . . . . . . . . . . . . . . 49

                               ARTICLE 9

                               GUARANTY

     9.1.  The Guaranty. . . . . . . . . . . . . . . . . . . . . . . 50
     9.2.  Guaranty Unconditional. . . . . . . . . . . . . . . . . . 50
     9.3.  Discharge Only Upon Payment In Full;
            Reinstatement In Certain Circumstances . . . . . . . . . 51
     9.4.  Waiver by each Guarantor. . . . . . . . . . . . . . . . . 52
     9.5.  Subrogation and Contribution  . . . . . . . . . . . . . . 52
     9.6.  Stay of Acceleration. . . . . . . . . . . . . . . . . . . 52
     9.7.  Limit of Liability. . . . . . . . . . . . . . . . . . . . 52

                              ARTICLE 10

                             MISCELLANEOUS

     10.1.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . 53
     10.2.  No Waivers . . . . . . . . . . . . . . . . . . . . . . . 53
     10.3.  Expenses; Indemnification. . . . . . . . . . . . . . . . 53
     10.4.  Sharing of Set-Offs. . . . . . . . . . . . . . . . . . . 54
     10.5.  Amendments and Waivers . . . . . . . . . . . . . . . . . 55
     10.6.  Successors and Assigns . . . . . . . . . . . . . . . . . 55
     10.7.  Collateral . . . . . . . . . . . . . . . . . . . . . . . 57
     10.8.  Governing Law; Submission to Jurisdiction. . . . . . . . 57
     10.9.  Counterparts; Integration; Effectiveness . . . . . . . . 57
     10.10. WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . 58
     10.11. Confidentiality. . . . . . . . . . . . . . . . . . . . . 58

  PAGE <5>

     Schedule 1 - Existing Subsidiary Debt
     Schedule 2 - Insurance
     Schedule 4.6 - ERISA Disclosure

     EXHIBIT A - Note
     EXHIBIT B-1 - Opinion of Nelson Mullins Riley &
         Scarborough
     EXHIBIT B-2 - Opinion of General Counsel for the
                   Borrower
     EXHIBIT B-3 - Opinion of Canadian Counsel for
                   Policy Management Systems Canada, Ltd.
     EXHIBIT C - Opinion of Special Counsel for the Agent
     EXHIBIT D - Assignment and Assumption Agreement
     EXHIBIT E - Certificate of Chief Financial Officer
                 or Chief Accounting Officer
     EXHIBIT F - Certificate of Independent Auditors

  PAGE <6>

          AGREEMENT dated as of August 11, 1995 among POLICY
  MANAGEMENT SYSTEMS CORPORATION, the GUARANTORS party hereto, the BANKS listed on the signature pages hereof and MORGAN GUARANTY
  TRUST COMPANY OF NEW YORK, as Agent.

          The parties hereto agree as follows:


                              ARTICLE 1.

                              DEFINITIONS


          SECTION 1.1.  Definitions.  The following terms, as
  used herein, have the following meanings:

          "Adjusted CD Rate" has the meaning set forth in Section
  2.5(b).

          "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

          "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person; provided that in no event will General Atlantic Partners 14 L.P., GAP Coinvestment Partners or any Person to whom General Atlantic Partners 14 L.P. or GAP Coinvestment Partners shall have transferred any shares of capital stock of the Borrower be deemed an Affiliate solely by virtue of ownership of such shares. As used herein, the term "control" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

          "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

  PAGE <7>

          "Assessment Rate" has the meaning set forth in Section
  2.5(b).

          "Assignee" has the meaning set forth in Section
  10.6(c).

          "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section
  10.6(c), and their respective successors.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day or (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means a Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Borrowing or pursuant to Article 8.

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "Borrower" means Policy Management Systems Corporation, a South Carolina corporation, and its successors.

          "Borrower's 1994 Form 10-K" means the Borrower's annual report on Form 10-K for the fiscal year ended December 31, 1994, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "Borrower's Latest Form 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended March 31, 1995, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.
          "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article 2. A Borrowing is a "Domestic Borrowing" if such Loans are Domestic Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans. A Domestic Borrowing is a "CD Borrowing" if such Domestic Loans are CD Loans or a "Base Rate Borrowing" if such Domestic Loans are Base Rate Loans.

          "Cash Flow Ratio" means at any date the ratio of (i)
  Consolidated Adjusted Cash Flow for the four consecutive

  PAGE <8>

  fiscal quarters of the Borrower ended on or most recently prior to such date to (ii) Consolidated Debt at such date.

          "CD Base Rate" has the meaning set forth in Section
  2.5(b).

          "CD Loan" means a Loan to be made by a Bank as a CD
  Loan in accordance with the applicable Notice of Borrowing.

          "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

          "CD Reference Banks" means Bank of America Illinois,
  First Union National Bank of South Carolina, Wachovia Bank of
  South Carolina, N.A. and Morgan Guaranty Trust Company of New
  York.

          "Closing Date" means the date on or after the Effective
  Date on which the Agent shall have received the documents specified in or pursuant to Section 3.1.

          "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.7.

          "Consolidated Adjusted Cash Flow" means, for any fiscal period, the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining such Consolidated Net Income, depreciation, amortization and all other non-cash charges (excluding any non-cash restructuring charges) plus (iii) the amount of any increase (or minus the amount of any decrease) in the consolidated deferred tax liabilities of the Borrower and its Consolidated Subsidiaries during such fiscal period.

          "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries (other than the Defeased Debt), determined on a consolidated basis as of such date.

          "Consolidated EBIT" means, for any fiscal period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income, the aggregate amount of (i) Consolidated Interest Expense and (ii) income tax expense.

          "Consolidated Interest Expense" means, for any fiscal period, the interest expense of the Borrower and its

  PAGE <9>

  Consolidated Subsidiaries (whether expensed or capitalized) determined on a consolidated basis for such fiscal period.

          "Consolidated Net Income" means, for any fiscal period, the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such fiscal period, plus, solely for any period occurring during the 1994 fiscal year and to the extent deducted in determining such net income during such period, the amount of software write-offs and intangible write-offs and research and development write-offs with respect to the Creative acquisition deducted during such period minus (i) any extraordinary gain (but not extraordinary loss), other than any extraordinary gain as a result of the receipt of casualty proceeds for a casualty event with respect to which an extraordinary loss has been realized during such fiscal period or any prior fiscal period and (ii) to the extent not reflected in any extraordinary gain, any gain (a) as a result of an asset disposition (including without limitation any disposition of capital stock and any such disposition consisting of receipt of casualty proceeds with respect to any asset (except as a result of the receipt of casualty proceeds for a casualty event with respect to which a loss has been realized during such fiscal period or any prior fiscal period)), other than dispositions of inventory, marketable securities and services in the ordinary course of business, (b) as a result of the disposition of a separate business segment, (c) on restructuring payables or receivables, (d) on the extinguishment of debt, (e) as a result of a prior period adjustment, (f) as a result of an accounting change and (g) from discontinued operations.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

          "Consolidated Tangible Net Worth" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries less (a) their consolidated Intangible Assets less (b) to the extent not included in Intangible Assets, capitalized software, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1994 in the book value of any

  PAGE <10>

  asset owned by the Borrower or a Consolidated Subsidiary, (ii) all investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except (x) trade accounts payable arising in the ordinary course of business and (y) any other accrued expenses incurred in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.9(a), (f) and (k) and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vii) all Debt of others Guaranteed by such Person.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Defeased Debt" means the Loan Notes (the "Loan Notes") of Policy Management Systems International, Ltd. in the aggregate principal amount of 6,952,345(British lbs.) for which, as of the Closing Date, Policy Management Systems International, Ltd. has deployed the assets described in Section 5.9(j) to retire such Loan Notes and all related interest expense; but only so long as the Loan
  Notes are not reflected as Debt on the consolidated financial statements of the Borrower most recently delivered pursuant to Sections 4.4(b), 5.1(a) or (b), as the case may be.

          "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor

  PAGE <11>

  transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New
  York City are authorized by law to close.

          "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "Domestic Loans" means CD Loans or Base Rate Loans or both.

          "Domestic Reserve Percentage" has the meaning set forth in Section 2.5(b).

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 10.9.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security
  Act of 1974, as amended, or any successor statute.

  PAGE <12>

          "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Euro-Dollar Business Day" means any Domestic Business
  Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

          "Euro-Dollar Loan" means a Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Borrowing.

          "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

          "Euro-Dollar Reference Banks" means the principal
  London offices of Commerzbank Aktiengesellschaft, Dai-Ichi Kangyo Bank, Ltd., NBD Bank and Morgan Guaranty Trust Company of New
  York.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

          "Event of Default" has the meaning set forth in Section
  6.1.

          "Facility Fee Rate" has the meaning set forth in
  Section 2.6.

  PAGE <13>

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

          "Fixed Rate Borrowing" means a CD Borrowing or a Euro-
  Dollar Borrowing.

          "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or both.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantor" means Cybertek Corporation, Policy
  Management Systems International, Ltd., Policy Management Systems Canada, Ltd., PMSI, L.P., and Cybertek Solutions, L.P. and each other Person who has executed this Agreement as a guarantor.

          "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other

  PAGE <14>

  hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

          "Indemnitee" has the meaning set forth in Section
  10.3(b).

          "Interest Coverage Ratio" means, at the last day of any fiscal quarter of the Borrower, the ratio of (i) Consolidated EBIT for the period of four consecutive fiscal quarters of the Borrower and its Consolidated Subsidiaries ending on such day to
  (ii) Consolidated Interest Expense for such period.

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
       Date.

  (2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

  PAGE <15>

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
       Date.

  (3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
       Date.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit).

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Domestic Loan or a Euro-Dollar Loan and "Loans" means Domestic Loans, Euro-Dollar Loans or both.
          "London Interbank Offered Rate" has the meaning set forth in Section 2.5(c).

          "Material Debt" means Debt (other than the Notes and any loans solely between the Borrower and its Subsidiaries or between its Subsidiaries) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $20,000,000.

  PAGE <16>

          "Material Financial Obligations" means a principal or face amount of Debt and/or payment or collateralization obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $20,000,000.

          "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $3,000,000.

          "Material Subsidiary" means, at any date, (i) any Subsidiary of the Borrower whose total assets, total revenue or net income (or, in the case of a Subsidiary which has subsidiaries, consolidated total assets, total revenue or net income of such Subsidiary with its subsidiaries) are at least 5% of the consolidated total assets, total revenue or net income, respectively, of the Borrower and its Consolidated Subsidiaries (as shown on the consolidated financial statements of Borrower then most recently delivered) at or, as relevant, for the four consecutive fiscal quarters ended on or most recently prior to such date, (ii) any Subsidiary whose outstanding balance of Debt owed to the Borrower or any other Subsidiary (net of the aggregate amount of Debt owed to such Subsidiary by the Borrower or any other Subsidiary) exceeds $10,000,000 (as shown in the certificate of the Borrower listing its Material Subsidiaries then most recently delivered) or (iii) any Subsidiary whose outstanding balance of Debt from the Borrower or any other Subsidiary (net of the aggregate amount of Debt owed by such Subsidiary by the Borrower or any other Subsidiary) exceeds $10,000,000 (as shown in the certificate of the Borrower listing its Material Subsidiaries then most recently delivered); provided that neither Policy Management Systems Investments, Inc., a Delaware corporation, nor any Subsidiary of Policy Management Systems International, Ltd., a Delaware corporation, which is not incorporated in the United States, shall be deemed to be a Material Subsidiary.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing

  PAGE <17>

  the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

          "Notice of Borrowing" has the meaning set forth in
  Section 2.2.

          "Obligor" means the Borrower and each Guarantor.

          "Parent" means, with respect to any Bank, any Person controlling such Bank.

          "Participant" has the meaning set forth in Section
  10.6(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under
  Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Pricing Schedule" means the Schedule attached hereto identified as such.

          "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New
  York City from time to time as its Prime Rate.

          "Reference Banks" means the CD Reference Banks or the
  Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

          "Refunding Borrowing" means a Borrowing which, after application of the proceeds thereof, results in no net

  PAGE <18>

  increase in the outstanding principal amount of Loans made by any Bank.

          "Regulation U" means Regulation U of the Board of
  Governors of the Federal Reserve System, as in effect from time to time.

          "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

          "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock (but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion).


          "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination Date.

          "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

          "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof or the Commonwealth of Australia, or obligations guaranteed by the United States or any agency thereof or the Commonwealth of Australia, (ii) commercial paper rated at least A-1 by Standard & Poor's Rating Group and P-1 by Moody's Investors Service, Inc.,
  (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of (x) any Bank or (y) any bank or trust company which is organized under the laws of the United States or any state thereof or the United Kingdom and has capital, surplus and undivided profits aggregating at least $750,000,000, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the

  PAGE <19>

  criteria specified in clause (iii) above or (v) municipal bonds issued by municipalities located in the United States rated at least A or the equivalent thereof by Standard & Poor's Rating Group or A2 or the equivalent thereof by Moody's Investors Service, Inc. and, if such bonds are rated by both such agencies, then at least A or the equivalent thereof by Standard & Poor's Rating Group and A2 or the equivalent thereof by Moody's Investors Service, Inc.; provided in each case (other than with respect to any Investment described in clause (v) hereof) that such Investment matures within one year from the date of acquisition thereof by the Borrower or a Subsidiary.

          "Termination Date" means August 11, 1998, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

          SECTION 1.2.  Accounting Terms and Determinations.
  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting

  PAGE <20>

   principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend
  Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.


                              ARTICLE 2.

                              THE CREDITS


          SECTION 2.1.   Commitments to Lend. During the
  Revolving Credit Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower from time to time in amounts such that the aggregate principal amount of Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $15,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.9, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

          SECTION 2.2.  Method of Borrowing.   The Borrower shall
  give the Agent notice (a "Notice of Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

  (i) the date of such Borrowing, which shall be a Domestic
  Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

  (ii)  the aggregate amount of such Borrowing;

  (iii)  whether the Loans comprising such Borrowing are to be CD
  Loans, Base Rate Loans or Euro-Dollar Loans; and


  PAGE <21>

  (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

  (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower, except pursuant to an election made by the Borrower as expressly permitted by the last sentence of Section 8.1.

  (c) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 10.1. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

  (d) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.10, as the case may be.

  (e) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (c) and (d) of this Section and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent within three Business Days of demand therefor such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the

  PAGE <22>

   Borrower, a rate per annum equal to the higher of the Federal Funds Rate or the interest rate applicable thereto pursuant to
  Section 2.5 or (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

          SECTION 2.3.  Notes.    (a) The Loans of each Bank
  shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

  (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

  (c) Upon receipt of each Bank's Note pursuant to Section 3.1(a), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

          SECTION 2.4. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

          SECTION 2.5.  Interest Rates.    (a) Each Base Rate
  Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate

  PAGE <23>

  for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

  (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to the Interest Period for such Loan or (ii) the rate applicable to Base Rate Loans for such day.

          The "Adjusted CD Rate" applicable to any Interest
  Period means a rate per annum determined pursuant to the following formula:


                   [ CDBR       ]*
          ACDR  =  [ ---------- ]  + AR
                   [ 1.00 - DRP ]

          ACDR  =  Adjusted CD Rate
          CDBR  =  CD Base Rate
           DRP  =  Domestic Reserve Percentage
            AR  =  Assessment Rate

     __________
     * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

          The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as

  PAGE <24>

  practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

          "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more.
  The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

          "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted
  CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

  (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London

  PAGE <25>

  interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

  (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to the Interest Period for such Loan or
  (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.1 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

  (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of error.

  (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.1 shall apply.

          SECTION 2.6. Fees. The Borrower shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the date of termination of the Commitments in their entirety, on the daily aggregate amount of the Commitments (whether used or unused) and
  (ii) from and including such date of

  PAGE <26>

  termination to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans. Subject to the third sentence of Section 2.10(a), accrued fees under this Section shall be payable quarterly in arrears on each September 30, December 31, March 31 and June 30 and on the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

          SECTION 2.7. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $15,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

          SECTION 2.8.  Mandatory Termination of Commitments.
  The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

          SECTION 2.9. Optional Prepayments. (a) Subject in the case of any Fixed Rate Borrowing to Section 2.11, the Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay any Domestic Borrowing or upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Euro-Dollar Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

  (b) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

          SECTION 2.10.  General Provisions as to Payments.   (a)
  The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section

  PAGE <27>

  10.1. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

  (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.11. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.5(d), or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.2(b), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, provided that such Bank shall have delivered to the Borrower a certificate detailing the calculation by such Bank as to the amount of such loss or expense, which certificate shall be conclusive in the absence of error.

  PAGE <28>

          SECTION 2.12.  Computation of Interest and Fees.
  Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.13.  Regulation D Compensation.  Each Bank
  may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i)
  (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and with respect to which Interest Period the Borrower has not delivered a Notice of Borrowing prior to receipt by the Borrower of such notice by such Bank and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

                              ARTICLE 3.

                              CONDITIONS


          SECTION 3.1.  Closing.  The closing hereunder shall
  occur upon receipt by the Agent of the following documents, each dated the Closing Date unless otherwise indicated:

  (a) a duly executed Note for the account of each Bank dated on or before the Closing Date complying with the provisions of
  Section 2.3;

  (b) an opinion of Nelson Mullins Riley & Scarborough, L.L.P., counsel for the Obligors,

  PAGE <29>

  substantially in the form of Exhibit B-1 hereto, an opinion of the general counsel for the Borrower substantially in the form of Exhibit B-2 hereto and an opinion of Canadian counsel for Policy Management Systems Canada, Ltd. substantially in the form of Exhibit B-3 hereto and in each case covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

  (c) an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

  (d) evidence satisfactory to the Agent that the Borrower shall have paid in full to J.P. Morgan Securities Inc., as arranger, fees in the amounts previously agreed upon between them; and

  (e) all documents the Agent may reasonably request relating to the existence of the Obligors, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

  The Agent shall promptly notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

          SECTION 3.2.  Borrowings.  The obligation of any Bank
  to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

  (a) the fact that the Closing Date shall have occurred on or prior to August 31, 1995;

  (b)  receipt by the Agent of a Notice of Borrowing as required by
  Section 2.2;

  (c) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

  (d) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

  PAGE <30>

  (e) the fact that the representations and warranties of the Obligors contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Section 4.4(c) and Section 4.5 as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true in all material respects on and as of the date of such Borrowing.

  Each Borrowing hereunder shall be deemed to be a representation and warranty on the date of such Borrowing by the Borrower as to the facts specified in clauses (c), (d) and (e) of this Section and by each other Obligor, with respect to itself only, as to the facts specified in clause (e) of this Section.


                              ARTICLE 4.

                    REPRESENTATIONS AND WARRANTIES


          The Borrower represents and warrants (and each Guarantor represents and warrants, with respect to itself only, as to the matters set forth in Section 4.12) that:

          SECTION 4.1.  Corporate Existence and Power.  The
  Borrower is a corporation duly incorporated and validly existing under the laws of the State of South Carolina, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.2. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          SECTION 4.3.  Binding Effect.  This Agreement
  constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance

  PAGE <31>

  with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

          SECTION 4.4. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1994 and the related consolidated statements of income and cash flows and changes in stockholders' equity for the fiscal year then ended, reported on by the Borrower's independent public accountants and set forth in the Borrower's 1994 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

  (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of March 31, 1995 and the related unaudited consolidated statements of income and cash flows for the three months then ended, set forth in the Borrower's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three month period (subject to normal year-end adjustments).

  (c) Except as disclosed in the Borrower's Latest Form 10-Q, since December 31, 1994 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          SECTION 4.5. Litigation. Except as disclosed in the Borrower's Latest Form 10-Q, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a likelihood of an adverse decision which could materially adversely affect (i) the business of the Borrower and its Consolidated Subsidiaries, considered as a whole, (ii) the consolidated financial position of the Borrower and its Consolidated Subsidiaries, considered as a whole or (iii) the consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole

  PAGE <32>

   (considered on an annual basis), or which in any manner draws into question the validity or enforceability of this Agreement or the Notes.

          SECTION 4.6.  Compliance with ERISA.  Except as set
  forth on Schedule 4.6, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          SECTION 4.7. Environmental Matters. The Borrower has reasonably concluded that the liabilities and costs associated with the effect of Environmental Laws on the business, operations and properties of the Borrower, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the consolidated business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          SECTION 4.8. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, other than any such assessment which is being protested under the administrative procedure provided in the taxing jurisdiction proposing such assessment. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges (including without limitation any assessments which are being protested as described in the immediately preceding sentence) are, in the opinion of the Borrower, adequate.

          SECTION 4.9.  Material Subsidiaries.  (a) Each of the
  Borrower's corporate Material Subsidiaries is a corporation duly incorporated, validly existing and in good

  PAGE <33>

  standing (if such concept is applicable in the relevant jurisdiction of incorporation) under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          (b) Each of the Borrower's Material Subsidiaries which is a partnership is a partnership duly formed pursuant to applicable laws and is validly existing and in good standing (if such concept is applicable in the relevant jurisdiction of formation) under the laws of its jurisdiction of formation, and has all partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          (c)  The Guarantors are all of the Material
  Subsidiaries of the Borrower.

          SECTION 4.10.  Regulatory Restrictions on Borrowing.
  The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or otherwise subject to any regulatory scheme which restricts its ability to incur debt.

          SECTION 4.11. Full Disclosure. All information (other than financial projections) heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby, taken as a whole, is, and all such written information (other than financial projections) hereafter furnished by the Borrower to the Agent or any Bank, taken as a whole, will be, true and accurate in all material respects on the date as of which such information is stated or certified. All financial projections delivered or to be delivered to the Banks have been or will be prepared on the basis of the assumptions stated therein. Such projections represent the Borrower's reasonable good faith estimate of the Borrower's future financial performance and such assumptions are believed by the Borrower to be fair in light of current business conditions. The Borrower cannot give any assurances that any projections will be realized. The Borrower has disclosed to the Banks in writing any and all facts, known trends or uncertainties the Borrower reasonably expects will have a material and adverse effect on or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries,

  PAGE <34>

  taken as a whole, or the ability of the Obligors to perform their obligations under this Agreement.

          SECTION 4.12. Representations of Guarantors. (a) Each corporate Guarantor is a corporation duly incorporated, validly existing and in good standing (if such concept is applicable in the relevant jurisdiction of incorporation) under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The execution, delivery and performance by each corporate Guarantor of this Agreement are within such Guarantor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Guarantor or result in the creation or imposition of any Lien on any asset of such Guarantor.

          (b) Each Guarantor which is a limited partnership is a limited partnership duly formed pursuant to applicable laws and is validly existing and in good standing (if such concept is applicable in the relevant jurisdiction of formation) under the laws of the jurisdiction of its formation, and has all partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The execution, delivery and performance by each Guarantor which is a limited partnership of this Agreement are within such Guarantor's partnership powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the partnership agreement of such Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Guarantor or result in the creation or imposition of any Lien on any asset of such Guarantor.

          (c) This Agreement constitutes a valid and binding agreement of each Guarantor, in each case enforceable in accordance with its terms.

  PAGE <35>

                              ARTICLE 5.

                               COVENANTS


          The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

          SECTION 5.1.  Information.  The Borrower will deliver
  to each of the Banks:

  (a) within 2 Domestic Business Days after the filing of each Form 10-K by the Borrower with the Securities and Exchange Commission (and in any event no later than 120 days after the end of each fiscal year of the Borrower), a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows and changes in stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission and accompanied by a report of independent public accountants of nationally recognized standing in scope and manner acceptable to the Securities and Exchange Commission;

  (b) within 2 Domestic Business Days after the filing of each Form 10-Q by the Borrower with the Securities and Exchange Commission (and in any event no later than 90 days after the end of each of the first three quarters of each fiscal year of the Borrower), a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and cash flows, in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

  (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and

  PAGE <36>

  (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower substantially in the form of Exhibit E (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.7 to 5.14, inclusive, on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and (iii) listing all Material Subsidiaries on the date of such financial statements;

  (d) simultaneously with the delivery of each set of annual financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements substantially in the form of Exhibit F (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously with the annual financial statements in accordance with clause (c) above;

  (e) within five Domestic Business Days after the chief financial officer, the controller, the general counsel or any other officer of the Borrower who is directly responsible for the administration by the Borrower of this Agreement obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the controller of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

  (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

  (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

  (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any

  PAGE <37>

  "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;
  (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice;
  (iv) applies for a waiver of the minimum funding standard under
  Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

  (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

          SECTION 5.2.  Payment of Obligations.  The Borrower
  will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien, but excluding any intercompany loans), except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

  PAGE <38>

          SECTION 5.3. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Material Subsidiary to keep, all property useful and necessary in its business in good working order and condition or covered by adequate insurance in accordance with Section 5.3(b), ordinary wear and tear excepted.

          (b) The Borrower will maintain, and will cause each Material Subsidiary to maintain, or be covered under, (i) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and consequential loss coverage for extra expense and (ii) public liability insurance (including products/completed operations liability coverage) all on terms and conditions and in scope substantially commensurate with that which is currently maintained as described on Schedule II hereto and evidenced by the certificate contemplated by clause (w) and with risk retention thereunder up to an amount which in the good faith business judgement of the Borrower's or such Material Subsidiary's management could not reasonably be expected to expose the Borrower or such Material Subsidiary to a materially adverse noninsured loss. All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than B+ or such other insurers as the Required Banks may approve in writing. The Borrower will deliver to the Agent for distribution to each of the Banks (w) on the date of the first Borrowing hereunder, a certificate dated such date showing the amount of coverage as of such date, (x) upon request of any Bank through the Agent from time to time full information as to the insurance carried, (y) within seven Domestic Business Days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (z) forthwith upon receipt thereof, notice of any cancellation or nonrenewal of coverage by the Borrower.

          SECTION 5.4. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary in the normal conduct of business; provided that nothing in this Section
  5.4 shall prohibit (i) the merger or consolidation of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the corporation

  PAGE <39>

   surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the dissolution or termination of the corporate existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks; provided that if such Subsidiary is a Guarantor, it shall have transferred all of its assets and liabilities to the Borrower or another Guarantor as part of such dissolution or termination and provided further that nothing in this Section 5.4 shall be construed to prohibit a sale, lease or other transfer of assets expressly permitted by Section 5.7.

          SECTION 5.5. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all material laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

          SECTION 5.6.  Inspection of Property, Books and
  Records. The Borrower will keep, and will cause each Material Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Material Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their executive officers and independent public accountants, all at such reasonable times during normal business hours and as often as may reasonably be desired without disrupting the normal conduct of business of the Borrower and its Subsidiaries.

          SECTION 5.7.  Mergers and Sales of Assets.  The
  Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the consolidated assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; provided that the Borrower may merge with another Person if (a) the Borrower is the corporation surviving such merger and (b) after giving effect to such merger, no Default shall have occurred and be continuing; and provided further that nothing in this Section 5.7 shall prohibit any transaction expressly

  PAGE <40>

  permitted by the first proviso to clause (ii) of Section 5.4.

          SECTION 5.8. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

          SECTION 5.9.  Negative Pledge.  Neither the Borrower
  nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

  (a)  Liens existing on the date of this Agreement securing Debt
  (other than Defeased Debt) outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $500,000;

  (b) any Lien existing on any asset of any person at the time such person becomes a Subsidiary and not created in contemplation of such event;

  (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset (including without limitation pursuant to a sale/leaseback transaction), provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

  (d) any Lien on any asset of any person existing at the time such person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

  (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

  (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

  (g) (i) inchoate statutory Liens arising in the ordinary course of its business securing lis pendens, (ii) Liens securing judgments or orders for the payment

  PAGE <41>

  of money in an amount up to $15,000,000 and (iii) Liens securing judgments or orders for the payment of money in an amount in excess of $15,000,000 but not more than $20,000,000 which are effectively stayed within 30 days of the judgment or order;

  (h) Liens (other than Liens described in clause (g)) arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $3,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

  (i)  Liens on cash and cash equivalents securing Derivatives
  Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed
  $3,000,000;

  (j) Liens on cash and certificates of deposit in an aggregate amount not to exceed 6,952,345(British lbs.) issued by Barclay's Bank Plc to Policy Management Systems International, Ltd. to support such bank's obligations to repay the holders of Defeased Debt; and

  (k) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed 5% of Consolidated Tangible Net Worth.

          SECTION 5.10.  Limitation on Debt of Subsidiaries.  The
  Borrower will not permit any of its Subsidiaries to incur or at any time be liable with respect to any Debt except:

          (a)(i) Defeased Debt and (ii) Debt (other than Defeased
       Debt) outstanding on the date hereof not in excess of $3,800,000 in aggregate principal amount and identified on
       Schedule I and refinancings thereof; provided that the principal amount thereof is not increased beyond the amount outstanding thereunder on the date hereof;

          (b) Debt secured by Liens permitted by Section 5.9(c);

          (c) Debt (other than Debt described in clause (a) above) of any wholly-owned Subsidiary (other than a Guarantor) owed to the Borrower or any wholly-owned Subsidiary; provided that the aggregate principal

  PAGE <42>

  amount of Debt of each such wholly-owned Subsidiary outstanding at any time and permitted by this clause (c) (net of the aggregate amount of Debt owed to such wholly-owned Subsidiary by the Borrower or any other wholly-owned Subsidiary) does not exceed $10,000,000;

          (d) Debt (other than Debt described in clause (a) above) of any Guarantor owed to any other Guarantor or to the Borrower;

          (e) Debt of any Guarantor consisting of the Guarantee granted by such Guarantor under Article 9 of this Agreement and the 364-Day Credit Agreement dated as of August 11, 1995 among the Borrower, the Guarantors party thereto, the banks listed therein and Morgan Guaranty Trust Company of New York, as agent, as amended from time to time; and

          (f) Debt of any Person outstanding at the time such Person becomes a Subsidiary and not incurred in contemplation of such event; provided that such Debt is extinguished or refinanced by the Borrower (solely as Debt of the Borrower) within 90 days after such event.

          SECTION 5.11.  Cash Flow Ratio.  The Cash Flow Ratio
  will at no time be less than .25:1.

          SECTION 5.12. Interest Coverage Ratio. As of the last day of each fiscal quarter of the Borrower, the Interest Coverage Ratio at such last day will not be less than 3:1.

          SECTION 5.13. Minimum Consolidated Tangible Net Worth. At any date, Consolidated Tangible Net Worth plus the Permitted Add Back at such date will not be less than $162,500,000. "Permitted Add Back" means, at any date, an amount equal to the lesser of (a) $75,000,000 and (b)(i) for any date on or prior to December 31, 1995, the sum of (w) the aggregate amount of payments made by the Borrower after the date hereof and on or prior to such date to repurchase shares of its outstanding common stock in open market purchases at fair market value or from General Atlantic Partners 14 L.P. and GAP Coinvestment Partners or any Person to whom General Atlantic Partners 14 L.P. or GAP Coinvestment Partners shall have transferred any shares of capital stock of the Borrower, (x) all investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries made after December 31, 1994 and on or prior to such date and

  PAGE <43>

  (y) goodwill and other intangibles acquired in connection with any acquisition made after December 31, 1994 and on or prior to such date and (ii) for any date after December 31, 1995, the sum of (x) the aggregate amount of payments made by the Borrower after the date hereof to repurchase shares of its outstanding common stock in open market purchases at fair market value or from General Atlantic Partners and (y) goodwill and other intangibles acquired in connection with any acquisition made after December 31, 1994 and on or prior to such date.

          SECTION 5.14.  Restricted Payments.  Neither the
  Borrower nor any Subsidiary (i) will declare or make any Restricted Payment unless, after giving effect thereto, no Default shall have occurred and be continuing or (ii) will optionally prepay, defease or purchase any Debt of the Borrower or any Subsidiary other than (x) the Loans, (y) any Debt outstanding under the 364-Day Credit Agreement dated as of August 11, 1995 among the Borrower, the Guarantors party thereto, the banks listed therein and Morgan Guaranty Trust Company of New York, as agent, as amended from time to time or (z) any Debt of the Borrower (other than Debt described in clauses (x) or (y)) incurred for working capital purposes; provided that the aggregate amount of such Debt prepaid, defeased or purchased at any one time is less than $15,000,000.

          SECTION 5.15.  Investments.  Neither the Borrower nor
  any Subsidiary will hold, make or acquire any Investment in any Person other than:

          (a) (i) Investments in Person which are Subsidiaries on the date hereof and (ii) Investments in Persons which are Subsidiaries immediately after any such Investment is made;

          (b)  Temporary Cash Investments;

          (c) Investments in any customer of the Borrower or any of its Subsidiaries which are characterized as "inducements" and are made in connection with long term processing contracts entered into by the Borrower or such Subsidiary with such customer; and

          (d) any Investment not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (d) and outstanding at such time does not exceed 20% of Consolidated Tangible Net Worth.

          SECTION 5.16.  Transactions with Affiliates.  The
  Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account

  PAGE <44>

  of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms at least as favorable to the Borrower or such Subsidiary than could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing.

          SECTION 5.17.  Additional Guarantors.  The Borrower
  shall from time to time cause each Subsidiary of the Borrower or other entity that is not a Material Subsidiary on the date hereof but becomes a Material Subsidiary after the date hereof (whether by acquisition of capital stock by the Borrower or otherwise) to become party hereto as guarantor by executing a supplement hereto in form and substance satisfactory to the Agent, such supplement to be executed by such Material Subsidiary within 10 days after the date on which the Borrower acquires or forms such Material Subsidiary, or a Subsidiary not originally a Guarantor becomes a Material Subsidiary.

                              ARTICLE 6.

                               DEFAULTS


          SECTION 6.1. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

  (a) the Borrower shall fail to pay when due any principal of any Loan, or any interest, any fees or any other amount payable hereunder within 3 Domestic Business Days of the due date thereof;

  (b) the Borrower shall fail to observe or perform any covenant contained in Article 5, other than those contained in Sections
  5.1 through 5.6;

  (c) any Obligor shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 10 Domestic Business Days after notice thereof has

  PAGE <45>

  been given to the Borrower by the Agent at the request of any Bank;

  (d) any representation, warranty, certification or statement made by any Obligor in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

  (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

  (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

  (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

  (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against

  PAGE <46>

  the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

  (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $3,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $3,000,000;

  (j) judgments or orders for the payment of money in excess of $15,000,000 shall be rendered against the Borrower or any Subsidiary and such judgments or orders shall remained undischarged for a period of 30 days during which execution shall not be effectively stayed;

  (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more of the outstanding shares of common stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals who were either (i) directors of the Borrower on the first day of such period or (ii) elected to fill vacancies caused by the ordinary course resignation or retirement of any other director and whose nomination or election was approved by a vote of at least two-thirds of the directors then still in office who were directors of the Borrower on the first day of such period, shall cease to constitute a majority of the board of directors of the Borrower; or

  (l) the Guarantee granted by any Guarantor under Article 9 of this Agreement shall cease at any time to be in full force and effect (except as expressly

  PAGE <47>

  permitted by the first proviso of Section 5.4), or the Borrower or any Guarantor shall so assert in writing;

  then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% of the aggregate principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause 6.1(g) or 6.1(h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          SECTION 6.2. Notice of Default. The Agent shall give notice to the Borrower under Section 6.1(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                              ARTICLE 7.

                               THE AGENT


          SECTION 7.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          SECTION 7.2. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent.

  PAGE <48>

          SECTION 7.3.  Action by Agent.  The obligations of the
  Agent hereunder are only those expressly set forth herein.
  Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

          SECTION 7.4. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.5.  Liability of Agent.  Neither the Agent
  nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Obligor; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 7.6.  Indemnification.  Each Bank shall,
  ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

  PAGE <49>

          SECTION 7.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 7.8. Successor Agent. The Agent may resign at any time by giving 30 days' notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, with the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Banks (and so consented to by the Borrower), and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder as a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

          SECTION 7.9.  Agent's Fee.  The Borrower shall pay to
  the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.


                              ARTICLE 8.

                        CHANGE IN CIRCUMSTANCES


          SECTION 8.1.  Basis for Determining Interest Rate
  Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan or Euro-Dollar Loan:

  PAGE <50>

  (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

  (b) Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent prior to 10:30 A.M. on the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

          SECTION 8.2. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the

  PAGE <51>

  then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

          SECTION 8.3.  Increased Cost and Reduced Return.  (a)
  If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

  (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the

  PAGE <52>

  interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

  (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          SECTION 8.4.  Taxes.   (a) For the purposes of this
  Section 8.4, the following terms have the following meanings:

          "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower or any Guarantor, as the case may be, pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only at the rate of United States withholding tax that such

  PAGE <53>

  Bank is subject to on such payments at the time such Bank first becomes a party to this Agreement.

          "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

          (b) Any and all payments by the Borrower or any Guarantor to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower or any Guarantor shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or any Guarantor, as the case may be, shall make such deductions,
  (iii) the Borrower or such Guarantor, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 10.1, the original or a certified copy of a receipt evidencing payment thereof or, in the case of United States withholding tax, a copy of Form 1042-S as a receipt evidencing such payments made by the Borrower during the calendar year.

          (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor. Each Bank and the Agent agrees to use reasonable good faith efforts to cooperate with any refund claims that the Borrower may pursue in good faith in order to reduce or eliminate an assessment for Taxes or Other Taxes subject to the indemnification provisions of this subsection (c); provided however, that nothing in this subsection (c) shall be construed to require any Bank or the Agent to institute any administrative or judicial proceeding that is not made in good faith or that, in the reasonable

  PAGE <54>

  judgment of such Bank or the Agent (as the case may be), is disadvantageous to such Bank or the Agent.

          (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower and the Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

          (e) For any period with respect to which a Bank has failed to provide the Borrower or the Agent with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

          (f) If the Borrower or any Guarantor is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

          SECTION 8.5. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.2 or
  (ii) any Bank has demanded compensation under Section 8.3 or 8.4 with respect to its CD Loans

  PAGE <55>

  or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

  (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks); and

  (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.


                              ARTICLE 9.

                               GUARANTY


          SECTION 9.1. The Guaranty. Each Guarantor, as primary obligor and not merely as surety, hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by the Borrower under this Agreement. Upon failure by the Borrower to pay on the date when due any principal on any Loan, or any interest, any fees or any other amount payable hereunder within 3 Domestic Business Days of the due date thereof, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

          SECTION 9.2.  Guaranty Unconditional.  The obligations
  of each Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

  (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or any other Guarantor under

  PAGE <56>

  this Agreement or any Note, by operation of law or otherwise;

  (ii) any modification or amendment of or supplement to this Agreement or any Note;

  (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower or any other Guarantor under this Agreement or any Note;

  (iv) any change in the corporate existence, structure or ownership of the Borrower or any other Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Guarantor or their respective assets or any resulting release or discharge of any obligation of the Borrower or any other Guarantor contained in this Agreement or any Note;

  (v) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Borrower, any other Guarantor, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

  (vi) any invalidity or unenforceability relating to or against the Borrower or any other Guarantor for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other Guarantor of the principal of or interest on any Note or any other amount payable by the Borrower or any other Guarantor under this Agreement; or

  (vii) any other act or omission to act or delay of any kind by the Borrower, any other Guarantor, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder.

          SECTION 9.3.  Discharge Only Upon Payment In Full;
  Reinstatement In Certain Circumstances. Each Guarantor's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under this Agreement shall have been

  PAGE <57>

  paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or any other Guarantor or otherwise, each Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

          SECTION 9.4. Waiver by each Guarantor. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Guarantor or any other Person.

          SECTION 9.5. Subrogation and Contribution . Upon making any payment hereunder, each Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such payment and shall have a right of contribution with respect to the other Guarantors; provided that such Guarantor shall not enforce any payment by way of subrogation and shall not enforce any right to receive any payment, including any right of contribution or for any other reason, from any other Guarantor with respect to such payment until all amounts payable by the Borrower hereunder and under the Notes have been paid in full.

          SECTION 9.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any Note is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by each Guarantor hereunder forthwith on demand by the Agent made at the request of the requisite proportion of the Banks specified in Article 6 of the Agreement.

          SECTION 9.7. Limit of Liability. The obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

  PAGE <58>
                              ARTICLE 10.

                             MISCELLANEOUS


          SECTION 10.1.  Notices.  All notices, requests and
  other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar
  writing) and shall be given to such party:   in the case of the
  Borrower or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, in the case of any Guarantor, in care of the Borrower, in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by overnight courier, 24 hours after such communication is delivered to such courier with postage prepaid, addressed as aforesaid, so long as such courier can confirm delivery at such address or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article 2 or Article 8 and notices to the Borrower under Section 6.2 shall not be effective until received.


          SECTION 10.2. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 10.3.  Expenses; Indemnification.    (a) The
  Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder; provided the Borrower shall not be required to pay fees and

  PAGE <59>

  disbursements of special counsel to the Agent incurred in connection with the preparation of this Agreement in excess of the amount previously agreed upon in writing between the Borrower and the Agent and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including, with respect to the Agent and each Bank, either the reasonable fees and disbursements of outside counsel or the reasonable allocated cost of inside counsel (but not both), but excluding the reasonable allocated cost of any overhead expenses, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

  (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder (including, without limitation, pursuant to Section 8.4(c)) for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

          SECTION 10.4. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Obligor other than its indebtedness hereunder. Each

  PAGE <60>

  Obligor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Obligor in the amount of such participation.

          SECTION 10.5.  Amendments and Waivers .  Any provision
  of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any scheduled termination of any Commitment, (iv) release any Guarantor from its obligations hereunder or (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

          SECTION 10.6. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

  (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.
  Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification

  PAGE <61>

  or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), or (iii) of Section 10.5 without the consent of the Participant. Subject to Section 10.6(e), the Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

  (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $5,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower, which shall not be unreasonably withheld, and the Agent; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required and provided further that any such assignment may be for an amount equivalent to an initial Commitment of less than $5,000,000 if consented to by the Borrower. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment (other than any such assignment in which the Assignee is an affiliate of the transferor Bank or was a Bank immediately prior to such assignment), the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification

  PAGE <62>

  as to exemption from deduction or withholding of any United
  States federal income taxes in accordance with Section 8.4.

  (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve
  Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

  (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under
  Section 8.3 or 8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          SECTION 10.7.  Collateral.  Each of the Banks
  represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 10.8.  Governing Law; Submission to
  Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          SECTION 10.9.  Counterparts; Integration;
  Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to

  PAGE <63>

  which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

          SECTION 10.10.  WAIVER OF JURY TRIAL.  EACH OF THE
  OBLIGORS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY
  AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING
  OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS
  CONTEMPLATED HEREBY.

          SECTION 10.11.  Confidentiality.  The Agent and each
  Bank agrees to keep any information delivered or made available by the Obligors to it confidential from anyone other than persons employed or retained by such Bank who are expected to become engaged in evaluating, approving, structuring or administering the Loans and who will use any such information solely for such purposes; provided that nothing herein shall prevent any Bank from disclosing such information (a) to any other Bank or to the Agent, (b) to any other Person if reasonably incidental to the administration of the Loans, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by the Agent or any Bank prohibited by this Agreement, (f) in connection with any litigation to which the Agent, any Bank or its subsidiaries or Parent may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Bank's or Agent's legal counsel and independent auditors and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee; provided further that each person who receives any such information from any Bank or the Agent as permitted by this Section shall be informed by such Bank or the Agent of the existence and the contents of this Section.

  PAGE <64>

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

POLICY MANAGEMENT SYSTEMS CORPORATION


By /s/ Stephen G. Morrison
Title: Executive Vice President
  Secretary and General Counsel
Address:  1 PMS Center
          Blythewood, SC 29016
Telex: 803-735-6099
Facsimile: 803-735-4800

POLICY MANAGEMENT SYSTEMS CANADA, LTD.


By /s/ Stephen G. Morrison
Title: Executive Vice President
  Secretary and General Counsel
Address:  1 PMS Center
          Blythewood, SC 29016
Telex: 803-735-6099
Facsimile: 803-735-4800

CYBERTEK CORPORATION

By /s/ Stephen G. Morrison
Title: Executive Vice President
  Secretary and General Counsel
Address:  1 PMS Center
          Blythewood, SC 29016
Telex: 803-735-6099
Facsimile: 803-735-4800


PAGE <65>


POLICY MANAGEMENT SYSTEMS INTERNATIONAL, LTD.

By /s/ Stephen G. Morrison
Title: Executive Vice President
  Secretary and General Counsel
Address:  1 PMS Center
          Blythewood, SC 29016
Telex: 803-735-6099
Facsimile: 803-735-4800


PMSI, L.P.
By POLICY MANAGEMENT SYSTEMS CORPORATION;
  its General Partner

By /s/ Stephen G. Morrison
Title: Executive Vice President
  Secretary and General Counsel
Address:  1 PMS Center
          Blythewood, SC 29016
Telex: 803-735-6099
Facsimile: 803-735-4800


CYBERTEK SOLUTIONS, L.P.
By POLICY MANAGEMENT SYSTEMS CORPORATION;
  its General Partner

By /s/ Stephen G. Morrison
Title: Executive Vice President
  Secretary and General Counsel
Address:  1 PMS Center
          Blythewood, SC 29016
Telex: 803-735-6099
Facsimile: 803-735-4800


PAGE <66>

Commitments:

$17,500,000                       MORGAN GUARANTY TRUST COMPANY
           OF NEW YORK


         By /s/ Eugenia Wilds
                                  Title: Vice President


$16,250,000                         FIRST UNION NATIONAL
                                    BANK OF SOUTH CAROLINA



         By /s/ Gregory G. Burke
                                  Title: Vice President



$16,250,000                         WACHOVIA BANK OF
                                    SOUTH CAROLINA, N.A.



         By /s/ Robert W. Derrick
                                  Title: Vice President



$10,000,000                         BANK OF AMERICA ILLINOIS


         By /s/ Robert A. Kilgannon
                                  Title: Vice President

PAGE <67>


$10,000,000                         COMMERZBANK
                                     AKTIENGESELLSCHAFT,
                                    ATLANTA AGENCY



         By /s/ H. Yergey
                                  Title: Vice President


         By /s/ C. Rost
                                  Title: Vice President



$10,000,000                         THE DAI-ICHI KANGYO
                                    BANK LTD., ATLANTA AGENCY



         By /s/ Noboru Hasegawa
                                  Title: General Manager


$10,000,000                         NBD BANK



         By /s/ James D. Heinz
                                  Title: Vice President


$5,000,000                          DEUTSCHE BANK AG NEW YORK
                                    AND/OR CAYMAN ISLANDS
                                   BRANCHES


         By /s/ Gregory M. Hill
                                  Title: Vice President


         By /s/ Ralf Hoffmann
                                  Title: Assistant Vice
                                           President


PAGE <68>

$5,000,000                          THE FUJI BANK, LIMITED,
                                    ATLANTA AGENCY


         By /s/ Shinichiro Fujimoto
                                  Title: Joint General Manager


Total Commitments
=================
$100,000,000


PAGE <69>

         MORGAN GUARANTY TRUST COMPANY
           OF NEW YORK, as Agent


         By /s/ Eugenia Wilds
                                  Title: Vice President
                                  Address: 60 Wall Street
                                  New York, NY
10260
                                  Telex:
                                  Facsimile:


PAGE <69>
                               PRICING SCHEDULE

           Each of "Euro-Dollar Margin", "CD Margin" and "Facility Fee Rate" means, for any date, the rates set forth below in the row opposite such term and the Usage on such date and in the column corresponding to the "Pricing Level" that applies at such date:







Level I
                                 Level II
                                 Level III


CD Margin
  Usage < 1/3
  Usage >= 1/3

    0.525%
    0.625%

     0.625%
     0.725%

     0.625%
     0.725%


Euro-Dollar
Margin
  Usage < 1/3
  Usage >= 1/3


    0.4%
    0.5%


     0.5%
     0.6%


     0.5%
     0.6%


Facility Fee
Rate
    0.2%
     0.25%
     0.375%


          For purposes of this Schedule, the following terms have the following meanings:

          "Applicable Cash Flow Ratio" means, at any date, the Cash Flow Ratio as at the last day of the fiscal quarter of the Borrower most recently ended prior to such date for which the Borrower has delivered financial statements pursuant to Section
4.4(b), 5.1(a) or 5.1(b), as the case may be; provided that if the Borrower shall fail to timely deliver the financial statements required to be delivered by it pursuant to Section
5.1(a) or 5.1(b), as the case may be, the Applicable Cash Flow
Ratio for each date from and including the date on which such statements are required to be delivered to but excluding the date on which such statements are delivered shall be deemed to be less than .30:1.

          "Level I Pricing" applies at any date if, at such date, the Applicable Cash Flow Ratio is equal to or greater than .40:1.

          "Level II Pricing" applies at any date if, at such date, the Applicable Cash Flow Ratio is equal to or greater than
 .30:1 but less than .40:1.

          "Level III Pricing" applies at any date if, at such date, the Applicable Cash Flow Ratio is less than .30:1.

          "Pricing Level" refers to the determination of which of Level I, Level II or Level III applies at any date.

          "Usage" means at any date a fraction (i) the numerator of which is the aggregate outstanding principal amount of the Loans at such date, after giving effect to any borrowing or

PAGE <70>

payment on such date, and (ii) the denominator of which is the aggregate amount of the Commitments at such date, after giving effect to any reduction of the Commitments on such date. For purposes of this Schedule, if for any reason any Loans remain outstanding after termination of the Commitments, the Usage for each date on or after the date of such termination shall be deemed to be greater than 1/3.

          The effective date of any increase or decrease in the Euro-Dollar Margin, the CD Margin or the Facility Fee Rate as a result of any change in the Applicable Cash Flow Ratio (other than any such increase pursuant to the proviso in the definition thereof) shall be the day on which the Borrower shall have delivered (or shall have been required to deliver) the financial statements pursuant to Section 5.1(a) or 5.1(b), as the case may be, on the basis of which any such increase or decrease is calculated.

PAGE <71>

                                                                  EXHIBIT A


                                   NOTE


                                  New York, New York

                                  ___________ __, 199_


          For value received, POLICY MANAGEMENT SYSTEMS
CORPORATION, a South Carolina corporation (the "Borrower"), promises to pay to the order of ______________________ (the
"Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The
Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New
York, New York.

          All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This note is one of the Notes referred to in the 3-Year
Credit Agreement dated as of August 11, 1995 among Policy
Management Systems Corporation, the Guarantors party thereto, the banks listed on the signature pages thereof and Morgan Guaranty
Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings.
Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

PAGE <72>

          The payment in full of the principal and interest on this note has, pursuant to the provisions of the Credit
Agreement, been unconditionally guaranteed by certain Guarantors.

          This Note shall be governed by and construed in accordance with the laws of the State of New York.



         POLICY MANAGEMENT SYSTEMS
         CORPORATION



                                  By____________________


           Name:

           Title:


PAGE <73>

                      LOANS AND PAYMENTS OF PRINCIPAL


_________________________________________________________________

         Amount      Type      Amount of
           of         of       Principal     Maturity    Notation
 Date     Loan       Loan       Repaid        Date       Made By
_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

________________________________________________________________



  PAGE <74>

                                                    EXHIBIT B-1 and B-2

                              OPINION OF
                       COUNSEL FOR THE OBLIGORS


         ________________,  199_


  To the Banks and the Agent
    Referred to Below
  c/o Morgan Guaranty Trust Company
    of New York, as Agent
  60 Wall Street
  New York, New York  10260

  Dear Sirs:

                                  We have acted as counsel
  for Policy Management Systems Corporation (the "Borrower") and certain of its Subsidiaries in connection with the 3-
  Year Credit Agreement (the "Credit Agreement") dated as of
  August 11, 1995 among the Borrower, the Guarantors party thereto, the banks listed on the signature pages thereof, and Morgan Guaranty Trust Company of New York, as Agent.
  Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our clients pursuant to Section 3.1(b) of the Credit Agreement.

                                  We have examined
  originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

                                  Upon the basis of the
  foregoing, we are of the opinion that:

                                  1.  The Borrower is a
  corporation duly incorporated, validly existing and in good standing under the laws of South Carolina and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                                  2.  The execution,
  delivery and performance by the Borrower of the Credit
  Agreement and the Notes are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                                  3.  The Credit Agreement
  constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

  PAGE <75>

                                  4.  There is no action,
  suit or proceeding pending against, or to the best of our knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement or the Notes.

                                  5.  Each of the
  Borrower's corporate Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                                  6.  Each Guarantor is a
  corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The execution, delivery and performance by each Guarantor of the Credit Agreement is within such Guarantor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Guarantor or result in the creation or imposition of any Lien on any asset of such Guarantor. The Credit Agreement constitutes a valid and binding agreement of each Guarantor, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

                                  This opinion is rendered
  solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.


                                  Very truly yours,


         <COUNSEL FOR THE OBLIGORS>


  PAGE <76>

                                                            EXHIBIT B-1


                                  August __, 1995


  To the Banks and the Agent
    Referred to Below
  c/o Morgan Guaranty Trust Company
    of New York, as Agent
  60 Wall Street
  New York, NY  10260

  Dear Sirs:

  We have acted as counsel for Policy Management Systems
  Corporation, a South Carolina corporation (the "Borrower") and certain of its Subsidiaries in connection with the 3-
  Year Credit Agreement dated as of August 11, 1995, among the
  Borrower, the Guarantors party thereto, the Banks listed on the signature pages thereof, and Morgan Guaranty Trust
  Company of New York, as Agent (the "Credit Agreement").

  This opinion is being rendered to you pursuant to Section
  3.1(b) of the Credit Agreement.  Terms defined in the Credit
  Agreement are used herein as therein defined.

  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

  (i)    the Credit Agreement and the Notes;
  (ii) the governance documents relating to the Borrower and the Guarantors; and
  (iii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

  In examining the foregoing documents, we have assumed the genuineness of all signatures (other than signatures of representatives of the Borrower and the Guarantors), the legal capacity of all natural persons, and the authenticity of all documents purporting to be originals and the conformity to the originals of all documents purporting to be copies. We have relied upon the representations and warranties in the Credit Agreement and the Notes and on the certificates of officers of the Borrower and the Guarantors, and on other written or oral statements (wither in person or by telephone) of officers

  PAGE <77>

  and other representatives of those entities, and of public officials.

  We have assumed that each of you has the power and authority to, and has taken the corporate action necessary to, execute, deliver and perform the Credit Agreement.

  Based on the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

  1. The Borrower is a corporation duly incorporated and validly existing under the laws of the State of South
  Carolina.

  2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental body, agency or official.

  3. Assuming due authorization, execution and delivery of the Credit Agreement by the Agent and the Banks, the Credit
  Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

  4.  Except with respect to Policy Management Systems Canada,
  Ltd. ("PMS Canada") (for which we express no opinion), the execution, delivery and performance by each corporate
  Guarantor of the Credit Agreement are within such Guarantor's corporate powers, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental body, agency or official. The execution, delivery and performance by each Guarantor which is a limited partnership of the Credit
  Agreement are within such Guarantor's partnership powers, have been duly authorized by all necessary action, and require no action by or in respect of, or filing with, any governmental body, agency or official. Except with respect to PMS Canada (for which we express no opinion), assuming due authorization, execution and delivery of the Credit
  Agreement by the Agent and the Banks, the Credit Agreement constitutes a valid and binding agreement of each Guarantor.

  The foregoing opinions are subject to the following qualifications:

  (A) Our opinions herein are limited solely to the laws of the United States of America and the

  PAGE <78>

  laws of South Carolina, without reference to choice of law provisions, and we express no opinion herein concerning the laws of any other jurisdiction. In this regard, we note that the Credit Agreement contains provisions to the effect that the laws of the State of New York are intended to be governing. For purposes of this opinion, we have assumed that the laws of New York are identical in all relevant respects to the laws of South Carolina.

  (B) With respect to the opinions expressed in numbered paragraph 3 above, such opinions are limited by principals of equity which may limit the availability of certain rights and remedies and by the effect of bankruptcy, insolvency, reorganization, moratorium and other laws or decisions relating to or affecting debtors' obligations or creditors' rights generally. Such opinions also are limited by laws and equitable doctrines including, but not limited to, any requirement that the parties to agreements act reasonably and in good faith and give reasonable notice prior to exercising rights and remedies. In addition, we express no opinion regarding the effectiveness of any of the provisions of the Credit Agreement or any other document whereby any person or entity waives procedural or substantive rights.

  (C) Our opinions are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.

  (D) This letter is limited to the law and facts as in existence on the date hereof, and we undertake no responsibility to revise or supplement this letter to reflect any change in the law or facts.

  This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.


  Very truly yours,


  NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.


  __________________________________________
  Robert E. Lee Garner


  PAGE <79>

                                                            EXHIBIT B-2



         August __, 1995


  To the Banks and the Agent
    Referred to Below
  c/o Morgan Guaranty Trust Company
    of New York, as Agent
  60 Wall Street
  New York, NY  10260

  Dear Sirs:

  I am the General Counsel of Policy Management Systems
  Corporation, a South Carolina corporation (the "Borrower").
  In this connection, I am furnishing this opinion to you pursuant to Section 3.1(b) of the 3-Year Credit Agreement dated as of August 11, 1995, among the Borrower, the Guarantors party thereto, the Banks listed on the signature pages thereof, and Morgan Guaranty Trust Company of New
  York, as Agent (the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.

  In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the following documents:

  (i)    the Agreement and the Notes;
  (ii) the governance documents relating to the Borrower and the Guarantors; and
  (iii) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

  In examining the foregoing documents, I have assumed the genuineness of all signatures (other than signatures of representatives of the Borrower and the Guarantors), the legal capacity of all natural persons, and the authenticity of all documents purporting to be originals and the conformity to the originals of all documents purporting to be copies. In providing the opinions contained herein, I have relied when appropriate upon certificates of public officials.

  Based on the foregoing, and subject to the qualifications set forth below, I am of the opinion that:

  PAGE <80>

  1. The Borrower has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

  2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes do not contravene, or constitute a default under, any provision of applicable law or regulations, or of the articles of incorporation or by-laws of the Borrower or, any debt agreement or judgement binding upon the Borrower or, to the best of my knowledge, of any other agreement, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries and will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

  3. Except as disclosed in the Borrower's Latest Form 10-Q, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a likelihood of an adverse decision which could materially adversely affect (i) the business of the Borrower and its Consolidated Subsidiaries, considered as a whole, (ii) the consolidated financial position of the Borrower and its Consolidated Subsidiaries, considered as a whole, or (iii) the consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole (considered on an annual basis) or which in any manner draws into question the validity of the Credit
  Agreement or the Notes.

  4.  Except with respect to Policy Management Systems Canada,
  Ltd. ("PMS Canada")(for which I express no opinion), each of the Borrower's Material Subsidiaries is a corporation validly existing and in good standing (if such concept is applicable in the relevant jurisdiction of incorporation) under the laws of its jurisdiction of incorporation. Each of the Borrower's Material Subsidiaries has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as not conducted. Each of the Borrower's
  Material Subsidiaries which is a partnership is a partnership duly formed pursuant to applicable laws and is validly existing and in good standing (if such concept is applicable in the relevant jurisdiction of formation) under the laws of its jurisdiction of formation, and has all partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

  PAGE <81>

  5. Except with respect to PMS Canada (for which I express no opinion), the execution, delivery and performance by each Guarantor of the Credit Agreement do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Guarantor. To the best of my knowledge, the execution, delivery and performance by each Guarantor of the Credit Agreement do not contravene, or constitute a default under any provision of any agreement, judgement, injunction, order, decree or other instrument binding upon such Guarantors and will not result in the creation or imposition of any Lien on any asset of such Guarantor.

  The foregoing opinions are subject to the following qualifications:

  (A) My opinions herein are limited solely to the laws of the United States of America and the laws of South Carolina, without reference to choice of law provisions, and I express no opinion herein concerning the laws of any other jurisdiction. In this regard, I note that the Credit
  Agreement contains provisions to the effect that the laws of the State of New York are intended to be governing. For purposes of this opinion, I have assumed that the laws of New York are identical in all relevant respects to the laws of South Carolina.

  (B) My opinions are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.

  (C) This letter is limited to the law and facts as in existence on the date hereof, and I undertake no responsibility to revise or supplement this letter to reflect any change in the law or facts.

  This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without my prior written consent.

  Very truly yours,


  Stephen G. Morrison
  Executive Vice President, Secretary and General Counsel


  PAGE <82>

                                                            EXHIBIT B-3


                                  August __, 1995

  To the Banks and the Agent
    Referred to Below
  c/o Morgan Guaranty Trust Company
    of New York, as Agent
  60 Wall Street
  New York, NY  10260

  Dear Sirs:

  We have acted as special counsel for Policy Management
  Systems Canada, Ltd., a Canadian corporation (the "Obligor") in connection with the 3-Year Credit Agreement dated as of August __, 1995, among Policy Management Systems
  Corporation, a South Carolina corporation (the "Borrower"), the Guarantors party thereto, the Banks listed on the signature pages thereof, and Morgan Guaranty Trust Company of New York, as Agent (the "Credit Agreement").

  This opinion is being rendered to you pursuant to Section
  3.1(b) of the Credit Agreement.  Terms defined in the Credit
  Agreement are used herein as therein defined.

  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

  (i)    the Credit Agreement;
  (ii)   the governance documents relating to the Obligor; and
  (iii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

  In examining the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, and the authenticity of all documents purporting to be originals and the conformity to the originals of all documents purporting to be copies. We have relied upon the representations and warranties in the Credit
  Agreement and on the certificates of officers of the Borrower and the Guarantors (including the Obligor), and on other written or oral statements (whether in person or by

  PAGE <83>

  telephone) of officers and other representatives of those entities, and of public officials.

  We have assumed that each of you has the power and authority to, and has taken the corporate action necessary to, execute, deliver and perform the Credit Agreement.

  Based on the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

  1. The Obligor is a corporation duly incorporated and validly existing under the laws of Canada.

  2. The execution, delivery and performance by the Obligor of the Credit Agreement are within the corporate powers of the Obligor, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Obligor.

  3. Assuming due authorization, execution and delivery of the Credit Agreement by the Agent and the Banks, the Credit
  Agreement constitutes a valid and binding agreement of the Obligor.

  The foregoing opinions are subject to the following qualifications:

  (A) Our opinions herein are limited solely to the laws of Canada, without reference to choice of law provisions, and we express no opinion herein concerning the laws of any other jurisdiction.

  (B) The opinions expressed herein are limited by principles of equity which may limit the availability of certain rights and remedies and by the effect of bankruptcy, insolvency, reorganization, moratorium and other laws or decisions relating to or affecting debtors' obligations or creditors' rights generally. Such opinions also are limited by laws and equitable doctrines including, but not limited to, any requirement that the parties to agreements act reasonably and in good faith and give reasonable notice prior to exercising rights and remedies. In addition, we express no opinion regarding the effectiveness of any of the provisions of the Credit Agreement or any other document whereby any person or entity waives procedural, substantive or

  PAGE <84>

  constitutional rights, or other or similar provisions related to disclaimers, liability limitations with respect to third parties, releases of other legal or equitable rights or discharge of defenses.

  (C) Our opinions are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.

  (D) This letter is limited to the law and facts as in existence on the date hereof, and we undertake no responsibility to revise or supplement this letter to reflect any change in the law or facts.

  This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

  Very truly yours,


  PAGE <85>

                                                              EXHIBIT C


                              OPINION OF
                DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                             FOR THE AGENT


                                  ________________,  199_


  To the Banks and the Agent
    Referred to Below
  c/o Morgan Guaranty Trust Company
    of New York, as Agent
  60 Wall Street
  New York, New York  10260

  Dear Sirs:

  We have participated in the preparation of the 3-Year Credit
  Agreement (the "Credit Agreement") dated as of August 11,
  1995 among Policy Management Systems Corporation, a South
  Carolina corporation (the "Borrower"), the Guarantors party thereto, the banks listed on the signature pages thereof
  (the "Banks"), and Morgan Guaranty Trust Company of New
  York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.1(c) of the Credit Agreement.
  Terms defined in the Credit Agreement are used herein as therein defined.

  We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

  We have assumed that the execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action, and that the Borrower has duly executed and delivered the Credit
  Agreement and the Notes.

  Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes

  PAGE <86>

  a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

  We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New
  York and the federal laws of the United States of America.
  In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

  This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

  Very truly yours,


  PAGE <87>

                                                              EXHIBIT D


                  ASSIGNMENT AND ASSUMPTION AGREEMENT


                                  AGREEMENT dated as of
  _________, 19__ among <NAME OF ASSIGNOR> (the "Assignor"),
  <NAME OF ASSIGNEE> (the "Assignee"), POLICY MANAGEMENT
  SYSTEMS CORPORATION (the "Borrower") and MORGAN GUARANTY
  TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                                  WHEREAS, this Assignment
  and Assumption Agreement (the "Agreement") relates to the 3-
  Year Credit Agreement dated as of August 11, 1995 among the
  Borrower, the Guarantors party thereto, the Assignor and the other Banks party thereto, as Banks, and the Agent (the
  "Credit Agreement");

                                  WHEREAS, as provided
  under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

                                  WHEREAS, Loans made to
  the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

                                  WHEREAS, the Assignor
  proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

                                  NOW, THEREFORE, in
  consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                                  SECTION 1.  Definitions.
  All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit
  Agreement.

                                  SECTION 2.  Assignment.
  The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from

  PAGE <88>

  the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof.
  Upon the execution and delivery hereof by the Assignor, the Assignee, [the Borrower and the Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and
  (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

                                  SECTION 3.  Payments.  As
  consideration for the assignment and sale contemplated in
  Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. It is understood that facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         [SECTION 4.  Consent of
  the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to
  Section 10.6(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 10.6(c), the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

  PAGE <89>

         SECTION 5.  Non-Reliance
  on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any Obligor, or the validity and enforceability of the obligations of any Obligor in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Obligors.

         SECTION 6.  Governing
  Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7.  Counterparts.
  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the
  parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


         <NAME OF ASSIGNOR>

    By_________________________

           Name:
           Title:


    <NAME OF ASSIGNEE>

                                  By__________________________

           Name:
           Title:


  PAGE <90>

  POLICY MANAGEMENT SYSTEMS CORPORATION


  By__________________________
    Name:
    Title:


  MORGAN GUARANTY TRUST COMPANY
    OF NEW YORK, as Agent

  By__________________________
    Name:
    Title:

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